UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18 , 2009

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company is entering into indemnification agreements with current executive officers and directors (each an “indemnitee”) to replace those currently in effect.  Under the agreements, if an indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a claim by reason of (or arising in part out of) any event or occurrence related to the fact that indemnitee is or was a director or officer of the Company, the Company is required to indemnify the indemnitee to the fullest extent permitted by Nevada law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of such claim.  If  requested by an indemnitee in writing, the Company is required to advance to the indemnitee ahead of the final disposition of the claim any and all expenses (an “ expense advance”).

 The obligations of the Company to provide indemnification is subject to the condition that, except with respect to expense advances,  the Board or other reviewing party under the Agreement shall have determined (in a written opinion, in any case in which the reviewing party is independent legal counsel, such as after a change in control) that indemnification is proper in the circumstances, and the obligation of the Company to make an expense advance is subject to the condition that, if, when and to the extent that it is ultimately determined by a court of competent jurisdiction that the indemnitee is not entitled to be indemnified by the Company under applicable law, the Company shall be entitled to be reimbursed by the indemnitee  for all such amounts theretofore paid.   However, if an indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the indemnitee should be indemnified under applicable law, the indemnitee is not required to reimburse the Company for any expense advance until a final judicial determination is made with respect thereto.

 The Company is also required to  indemnify the indemnitee against any and all expenses (including attorneys' fees) and, if requested in writing by the indemnitee, shall  advance such Expenses to the indemnitee, which are incurred by the indemnitee in connection with any action brought by the indemnitee for (i) the enforcement of the indemnification agreement or the the Company’s Restated Articles of Incorporation or its Bylaws relating to indemnification or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company.

 The rights of the indemnitee hereunder are in addition to any other rights indemnitee may have under the Company’s Restated Articles of Incorporation, its Bylaws, the Nevada Revised Statutes or otherwise.

The form of indemnification agreement entered into by the Company with each director and executive officer is attached to this Report as Exhibit 10.1 and incorporated by reference herein, and the foregoing description is qualified in its entirety by the terms of such form.

Item 8.01 Other Events

The Board of Directors has adopted a compensation recoupment or “clawback” policy that permits the Company to recover performance based compensation from certain executive officers whose fraud or intentional illegal conduct materially contributed to a financial restatement.  The policy allows for the recovery of the after tax portion of the difference between compensation awarded or paid to the executive and the amount which would have been paid had it been calculated based on the restated financial statements.  The policy is available on the Company’s website at www.csc.com/governance.

Item 9.01 Financial Statements and Exhibits The following exhibit is filed herewith: Number Description 10.1 Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: February 22, 2010	By	/s/ Donald G. DeBuck
Donald G. DeBuck Vice President and Controller

Exhibit Index

Number                                          Description

10.1                                            Form of Indemnification Agreement